UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) December 1, 2004

Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5620	23-1609753

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 The Safeguard Building 435 Devon Park Drive Wayne, PA	19087

(Address of Principal Executive Offices)	(Zip Code)

610-293-0600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

     This Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K filed by Safeguard Scientifics, Inc. (“Safeguard” or “The Registrant”) on December 7, 2004 to include financial statements that were not available at the time of the filing of the initial report. The financial statements are required as a result of the December 3, 2004 acquisition by Laureate Pharma Inc. (“Laureate Pharma”), an indirect, wholly owned subsidiary of Safeguard, of substantially all of the assets comprising the business of IKUWA Holdings L.P. (formerly known as Laureate Pharma L.P.).

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

1.	Laureate Pharma L.P. (now known as IKUWA Holdings L.P.)

Report of Independent Registered Public Accounting Firm.

Balance Sheets as of December 31, 2003 and 2002.

Statements of Operations and Partners’ (Deficit) Capital for the years ended December 31, 2003 and 2002.

Statements of Cash Flows for the years ended December 31, 2003 and 2002. Notes to financial statements.

2.	Laureate Pharma L.P. (unaudited) (now known as IKUWA Holdings L.P.)

Balance sheet as of September 30, 2004.

Statements of operations and partners’ (deficit) capital for the nine months ended September 30, 2004 and 2003.

Statements of cash flows for the nine months ended September 30, 2004 and 2003. Notes to unaudited financial statements.

(b)	Unaudited Pro Forma Condensed Combined Financial Information.

Introduction to unaudited Pro Forma Condensed Combined Financial Information. Pro forma unaudited condensed combined balance sheet as of September 30, 2004.

Pro forma unaudited condensed combined statement of operations for the nine months ended September 30, 2004.

Pro forma unaudited condensed combined statement of operations for the year ended December 31, 2003. Notes to unaudited pro forma condensed combined financial information.

(c)	Exhibits.

23.1	Consent of Ernst & Young LLP.

Report of Independent Registered Public Accounting Firm

To the Partners of
 Laureate Pharma L.P.

We have audited the accompanying balance sheets of Laureate Pharma L.P. (the “Partnership”) as of December 31, 2003 and 2002, and the related statements of operations and partners’ (deficit) capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laureate Pharma L.P. at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.

/s/ Ernst & Young LLP

Stamford, Connecticut
October 12, 2004

Laureate Pharma L.P.

Balance Sheets

	December 31,
	2003	2002

	(In thousands)
Assets
Current assets:
Cash	$12	$12
Accounts receivable – trade, net of allowances of $100 for 2003	2,483	599
Inventories – laboratory supplies	186	65
Due from associated companies	—	315
Prepaid expenses and other current assets	121	—

Total current assets	2,802	991

Machinery and equipment, net	15,813	24,801
Other assets	101	32

Total assets	$18,716	$25,824

Liabilities and Partners’ (Deficit) Capital
Current liabilities:
Accounts payable	$1,327	$521
Accrued expenses and other liabilities	448	1,416
Billings in excess of revenue	501	—
Due to associated companies	23,990	13,545

Total current liabilities	26,266	15,482

Other liabilities	247	40

Total liabilities	26,513	15,522

Commitments and contingencies (See Note 8)	—	—

Partners’ (deficit) capital	(7,797)	10,302

Total liabilities and partners’ (deficit) capital	$18,716	$25,824

See accompanying notes.

Laureate Pharma L.P.

Statements of Operations and Partners’ (Deficit) Capital

	Year ended December 31,
	2003	2002

	(In thousands)
Service revenue	$7,446	$3,379

Operating Expenses
Cost of sales	14,552	13,027
Operating expenses	2,898	3,452
Impairment charge	8,095	—

Total operating expenses	25,545	16,479

Net loss	(18,099)	(13,100)

Partners’ capital at beginning of year	10,302	23,402

Partners’ (deficit) capital at end of year	$(7,797)	$10,302

See accompanying notes.

Laureate Pharma L.P.

Statements of Cash Flows

	Year ended December 31,
	2003	2002

	(In thousands)
Operating activities:
Net loss	$(18,099)	$(13,100)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,860	3,408
Asset impairment	8,095	—
Changes in operating assets and liabilities:
Accounts receivable	(1,884)	(450)
Inventories	(121)	(65)
Prepaid expenses and other assets	(190)	(32)
Accounts payable	806	103
Accrued expenses and other liabilities	(260)	1,386

Net cash used in operating activities	(7,793)	(8,750)

Investing activities:
Capital expenditures	(2,967)	(4,441)

Net cash used in investing activities	(2,967)	(4,441)

Financing activities:
Payments from associated companies, net	10,760	13,191

Net cash provided by financing activities	10,760	13,191

Increase in cash	—	—
Cash at beginning of year	12	12

Cash at end of year	$12	$12

See accompanying notes.

Laureate Pharma L.P.
Notes to Financial Statements

1. Organization and Basis of Presentation

Laureate Pharma L.P. (the “Partnership”) is a Delaware limited partnership that performs contract manufacturing services to support the development and commercialization of pharmaceutical products for pharmaceutical and biopharmaceutical companies. The Partnership is the successor to Bard Biopharma L.P. as of March 23, 2002. Laureate Pharma Inc. is the general partner of the Partnership. The limited partner is BR Holdings Associates L.P., a Delaware limited partnership.

An associated company funds the Partnership to support operations, provide liquidity and for other needs in the form of non-interest bearing advances, which amounts are included in the due to associated companies liability balance. The associated company will continue to extend this funding through at least October 31, 2005.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires the Partnership’s management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Inventories – Laboratory Supplies

Inventories are stated at the lower of cost or market, computed using the first-in, first-out (FIFO) method.

Machinery and Equipment

Machinery and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives of the related assets, as follows:

Machinery and equipment	10 years
Furniture and fixtures	10 years
Computer software and equipment	5 years
Leasehold improvements	14 to 20 years

Leasehold improvements are depreciated over the lesser of the assets’ useful lives or the term of the lease.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Partnership evaluates the carrying value of its long-lived assets in relation to the estimated undiscounted cash flows of the underlying businesses if impairment indicators are present. If the undiscounted expected cash flow is less than the carrying amount, an impairment loss is recognized to reduce the carrying amount to fair value. See “Note 3. Machinery and Equipment”.

Bank Overdrafts

The Partnership classifies all bank overdrafts as accounts payable. Included in accounts payable at December 31, 2003 and 2002 were bank overdrafts of $182,000 and $90,000, respectively.

Revenue Recognition

Service based revenue is recognized as work is performed or completed, and payment is assured, in accordance with individual customer contracts. Billings in excess of revenue are recorded as deferred income until earned.

Income Taxes

The Partnership is not subject to any federal or state income taxes, nor is it entitled to any financial statement tax benefits resulting from operating losses. Income taxes, which may be payable by the partners based upon their share of taxable income, have not been reflected in the accompanying financial statements.

Business Concentrations

In 2003, four customers accounted for approximately 95% of accounts receivable-trade and 80% of service revenues. In 2002, two customers accounted for approximately 90% of service revenues and 100% of accounts receivable-trade.

Credit is extended to customers based on an evaluation of their financial condition to reduce the risk of loss, and collateral is not generally required. The Partnership maintains allowances for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Past due status of accounts receivable is determined primarily based upon contractual terms and uncollectible trade accounts receivable are written-off once it is deemed that the accounts will not be collected.

Fair Values of Financial Instruments

The Partnership’s financial instruments include cash, accounts receivable and accounts payable. All of these financial instruments are accounted for on an historical cost basis, which, due to the nature of these instruments, approximates fair value at the balance sheet dates.

Accounting Developments

In December 2003, the Financial Accounting Standards Board (“FASB”) revised Statement of Financial Accounting Standards No. 132, Employers’ Disclosures about Pensions and Other Postretirement Benefits (“SFAS No. 132R”) to expand the disclosure requirements relating to pension plans and other postretirement benefit plans. The Partnership is required to adopt SFAS No. 132R effective January 1, 2004. As the requirements of SFAS No. 132R are disclosure related only, the adoption of the standard will not impact the Partnership’s financial statements. See Note 6. “Pension, Postretirement and Defined Contribution Benefit Plans”.

3. Machinery and Equipment

	December 31,
	2003	2002

	(In thousands)
Machinery and equipment	$12,164	$19,943
Computer software and equipment	1,008	994
Leasehold improvements	15,795	14,552
Furniture and fixtures	836	831
Construction in progress	3,144	1,755

	32,947	38,075
Accumulated depreciation	(17,134)	(13,274)

	$15,813	$24,801

As of December 31, 2003, the Partnership had commitments for capital expenditures aggregating approximately $650,000.

The Partnership has reviewed its long-lived assets and has determined that the carrying values of certain manufacturing assets exceed the forecasted undiscounted cash flows of these assets due to a decline in expected volumes in connection with these manufacturing assets. The Partnership recognized asset impairment charges of $8.1 million during 2003 on these manufacturing assets, which are all designated as assets held and used. Subsequent to year-end, the Partnership decided to offer these assets for sale.

4. Accrued Expenses and Other Liabilities

Accrued Expenses and Other Liabilities consist of the following:

	December 31,
	2003	2002

	(In thousands)
Payroll related accruals	$71	$508
Sales and use taxes	—	19
Other	377	889

	$448	$1,416

5. Debt

On December 14, 2001, the Partnership, together with certain associated entities (the “Companies”), entered into Note Purchase Agreements (“2001 Note Purchase Agreements”) and issued Series A guaranteed senior notes (“Series A Notes”) in the original amount of $15 million at 5.79% per annum and Series B guaranteed senior notes (“Series B Notes”) in the original amount of $130 million at 6.12% per annum. The Series A Notes and the Series B Notes are herein referred to collectively as the “2001 Notes”. The Series A Notes are payable in $5 million installments on December 14, 2005, December 14, 2006 and December 14, 2007. The Series B Notes were paid in $4.5 million installments on June 14 and December 14 in each of the years ended December 31, 2003 and 2002, and are payable in $4.5 million installments on each June 14 and December 14 thereafter to and including June 14, 2011, with the remaining principal balance due on December 14, 2011. The 2001 Notes provide the Companies the option of prepaying the notes in whole or in part (but not in amounts less than $10 million) together with a make-whole amount prior to the scheduled due date. The 2001 Note Purchase Agreements contain various restrictive and financial covenants, including certain minimum levels of net worth, a leverage ratio and limitations on investments. Borrowings under the 2001 Note Purchase Agreements are unsecured. The Companies had borrowings under the 2001 Note Purchase Agreements of $127 million and $136 million at December 31, 2003 and 2002, respectively. The Partnership is jointly and severally liable as an issuer of the 2001 Notes of under the 2001 Note Purchase Agreements. At December 31, 2003 and 2002, the Partnership had no outstanding borrowings associated with the 2001 Note Purchase Agreements.

On May 10, 2000, the Partnership, together with the Companies entered into a $220 million revolving credit and competitive advance facility (the “2000 Revolving Credit Facility”). Through various amendments, the Companies reduced the commitments under the 2000 Revolving Credit Facility from $220 million to $125 million. The 2000 Revolving Credit Facility expires on May 10, 2005. To the extent that certain of the Companies (the “Borrowers”) borrow under the 2000 Revolving Credit Facility, principal payments are made entirely at the Borrowers’ discretion subject to the terms of the facility. The 2000 Revolving Credit Facility, as amended March 1, 2004, provides for the Borrowers a choice of paying interest at the Adjusted LIBO Rate, as defined under the 2000 Revolving Credit Facility, plus the applicable margin based on the Companies’ financial ratios or at the Alternate Base Rate (1.49% and 4.25% at December 31, 2003 and 2002, respectively), also as defined under the 2000 Revolving Credit Facility. In addition, the 2000 Revolving Credit Facility, as amended, permits the Borrowers to obtain and accept from the lenders competitive bids for certain fixed rate and LIBOR-based loans and letters of credit.

The 2000 Revolving Credit Facility is unsecured and contains various restrictive covenants, including limitations on other indebtedness and distributions, plus the requirement to maintain certain minimum levels of net worth and other financial ratios. The Companies had borrowings under the 2000 Revolving Credit Facility of $107 million and $62 million at December 31, 2003 and 2002, respectively. The Partnership is jointly and severally liable as a guarantor for the full amount under the 2000 Revolving Credit Facility. At December 31, 2003 and 2002, the Partnership had no outstanding borrowings associated with the 2000 Revolving Credit Facility.

As of December 31, 2003, the Partnership, together with the Companies, had five floating interest rate swap arrangements with a total notional amount of $116.5 million, expiring on December 14, 2011. Under two of the interest rate swaps, the Companies receive fixed rate interest of 6.12% and pay 6 month LIBOR plus 0.895% (2.125% for the period December 14, 2003 through June 14, 2004), effectively converting the fixed rates associated with the long-term debt to floating rates. Under three of the interest rate swaps, the Companies receive fixed rate interest of 6.12% and pay 6 month LIBOR plus 1.71%, effectively converting the fixed rates associated with long-term debt under the 2001 Notes to floating rates. The Companies have recorded $4.3 million and $6.1 million at December 31, 2003 and 2002, respectively, in other liabilities to reflect the increase in the fair value of the long-term debt under the 2001 Notes associated with the interest rate swaps. There are no interest rate swaps recorded in the Partnership’s financial statements. Changes in the fair value of the interest rate swaps are expected to perfectly offset changes in the fair value of the fixed rate debt due to changes in the benchmark LIBOR swap interest rate. The fair values of the interest rate swaps are based on the amounts at which they can be settled with the counterparty. The Partnership is a guarantor under the interest rate swap arrangements.

6. Pension, Postretirement and Defined Contribution Benefit Plans

The Partnership, together with certain associated entities, provides retirement benefits to its employees through a noncontributory defined benefit pension plan. The Partnership is also party to a postretirement benefit plan that provides medical, dental and life insurance for retirees and eligible dependents.

On December 8, 2003, the Medicare Prescription Drug Improvement and Modernization Act of 2003 (the “Act”) was signed into law. The Partnership is evaluating how and when any federal subsidies would apply. The postretirement benefit obligation and net periodic benefit cost shown in the tables below do not reflect the possible effects of the Act on the benefit program. Specific authoritative guidance on the accounting for the federal subsidy has recently been issued and is being evaluated by the Partnership. This guidance may require the Partnership to change previously reported information.

The following represents the pension and postretirement plan information in the Partnership:

	Pension Plan		Postretirement Plan
	December 31,		December 31,

	2003	2002	2003	2002

		(In thousands)
Change in benefit obligation
Benefit obligation at beginning of year	$200	$74	$87	$34
Service cost	212	52	87	22
Interest cost	44	8	18	4
Actuarial loss	103	66	67	27
Transfer of obligation from associated entities	418	—	151	—

Benefit obligation at end of year	$977	$200	$410	$87

Change in plan assets
Fair value of plan assets at beginning of year	$104	$19	$—	$—
Actual return on plan assets	89	(15)	—	—
Employer contribution	232	100	—	—
Transfer of assets from associated entities	248	—	—	—

Fair value of plan assets at end of year	$673	$104	$—	$—

Funded status of plan
Under funded	$(304)	$(96)	$(410)	$(87)
Unrecognized actuarial loss	396	128	168	47
Unrecognized prior service cost	9	—	—	—
Unrecognized net obligation being recognized over 20 years	—	—	8	—

Net asset (liability) amount recognized	$101	$32	$(234)	$(40)

	Pension Plans		Postretirement Plan
	December 31,		December 31,

	2003	2002	2003	2002

		(In thousands)
Amounts recognized in the balance sheet
Prepaid pension cost (included in other assets)	$101	$32	$—	$—
Benefit liability (included in other liabilities)	—	—	(234)	(40)

	$101	$32	$(234)	$(40)

	Pension Plan		Postretirement Plan
	December 31,		December 31,

	2003	2002	2003	2002

Weighted-average assumptions as of December 31
Discount rate	6.25%	6.50%	6.25%	6.50%
Expected return on plan assets	8.75%	8.75%	N/A	N/A
Rate of compensation increase	5.50%	5.50%	5.50%	5.50%

For measurement purposes, the health care claim costs were assumed to increase in the future by the following rates:

Year	<65	>65	AARP
2004	12.0%	12.0%	11.3%
2005	10.0%	10.0%	10.6%
2006	8.5%	8.5%	9.8%
2007	7.5%	7.5%	9.1%
2008	6.5%	6.5%	8.4%
2009	5.5%	5.5%	7.7%
2010	5.0%	5.0%	6.9%
2011	5.0%	5.0%	6.2%
2012	5.0%	5.0%	5.5%
2013	5.0%	5.0%	5.0%

	Pension Plan		Postretirement Plan
	Years Ended		Years Ended
	December 31,		December 31,

	2003	2002	2003	2002

		(In thousands)
Components of net periodic benefit cost
Service cost	$212	$52	$87	$22
Interest cost	44	8	18	4
Expected return on plan assets	(31)	(2)	—	—
Amortization of unrecognized obligation at transition date	—	—	1	—
Amortization of prior service cost	1	—	—	—
Recognized actuarial loss	21	3	8	1

Net periodic benefit cost	$247	$61	$114	$27

The assumed health care cost trend rate has a significant effect on the amounts reported above for the postretirement benefit plan. A one-percentage-point change in the assumed health care cost trend rate would have the following effects:

	1-Percentage	1-Percentage
	Point Increase	Point Decrease

	(In thousands)
Effect on total of service and interest cost components in 2003	$18	$(13)
Effect on accumulated post retirement benefit obligation as of December 31, 2003	$92	$(70)

The Partnership, together with certain associated entities, sponsors a defined contribution 401(k) savings plan available to employees who meet certain minimum age and service requirements. Contributions and costs are determined at 50% of each employee’s contributions to the Plan, to a maximum of 6% of each employee’s covered earnings. The net cost of the plan for the Partnership totaled $126,000 and $107,000 in 2003 and 2002, respectively.

The Partnership, together with certain associated entities, established a Supplemental Savings Plan on April 1, 2003 covering certain salaried employees. Employees who receive a base salary in excess of the 401(a)(17) limit who elect to participate in the plan will be eligible for an employer matching contribution not to exceed 10% of the employee’s excess compensation (compensation in excess of the 401(a)(17) limit, which in 2003 was $200,000). Awards by the Partnership under the plan vest at the time contributions are made to individual employee accounts. The expense recognized by the Partnership in 2003 was $41,000.

7. Related Party Transactions

During 2003 and 2002, an associated company, provided various administrative and corporate related services at no cost to the Partnership. The associated company also provided cash flow for operating purposes such as operating expense and payroll. During 2003 and 2002, an associated company provided the Partnership $10.8 million and $13.3 million in cash flow, respectively. Amounts advanced by the associated company to the Partnership and / or amounts paid by them and rebilled are included in the due to associated companies liability balance and such advances and amounts due are non-interest bearing.

The Partnership performed consulting services for an associated company and recognized revenue of $477,000 and $151,000 during 2003 and 2002, respectively.

The Partnership entered into a 24 year operating lease, which expires on June 2025, with an associated company, during 2001 for an annual rent of $150,000.

The Partnership and certain other associated companies have guaranteed an associated company’s obligations under a 20-year operating lease with an associated company for an annual rent of $10.8 million.

The Partnership utilizes unionized hourly-paid employees of an associated company, in connection with its manufacturing operations, including production, maintenance, shipping and receiving. The Partnership paid the associated company $758,000 and $678,000 for these services in the years ended December 31, 2003 and 2002, respectively.

8. Commitments and Contingencies

Aggregate future lease payments (including lease payments to related parties discussed above) under non-cancelable operating leases with initial or remaining terms of more than one year at December 31, 2003 are as follows:

(In thousands)
2004	$1,130
2005	1,153
2006	1,153
2007	1,153
2008	1,153
Thereafter	2,976

$8,718

Lease expense was $1.1 million for each of the years ended December 31, 2003 and 2002.

Laureate Pharma L.P.

Balance Sheets
(unaudited)

September 30,
2004

(In thousands)
Assets
Current assets:
Cash	$13
Accounts receivable – trade, net	4,554
Inventories – laboratory supplies	432
Prepaid expenses and other current assets	21

Total current assets	5,020

Machinery and equipment, net	14,491
Other assets	48

Total assets	$19,559

Liabilities and Partners’ (Deficit) Capital
Current liabilities:
Accounts payable	$250
Accrued expenses and other liabilities	846
Billings in excess of revenue	711
Due to associated companies	31,694

Total current liabilities	33,501

Other liabilities	154

Total liabilities	33,655

Partners’ (deficit) capital	(14,096)

Total liabilities and partners’ (deficit) capital	$19,559

See accompanying notes.

Laureate Pharma L.P.

Statements of Operations and Partners’ (Deficit) Capital
(unaudited)

	Nine Months Ended September 30,
	2004	2003

	(In thousands)
Service revenue	$8,136	$5,241

Operating Expenses:
Cost of sales	11,614	10,117
Operating expenses	2,821	1,981

Total operating expenses	14,435	12,098

Net loss	(6,299)	(6,857)

Partners’ (deficit) capital at beginning of period	(7,797)	10,302

Partners’ (deficit) capital at end of period	$(14,096)	$3,445

See accompanying notes.

Laureate Pharma L.P.

Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2004	2003

	(In thousands)
Operating activities:
Net loss	$(6,299)	$(6,857)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,668	2,687
Changes in operating assets and liabilities:
Accounts receivable	(2,071)	(1,432)
Inventories	(246)	(129)
Prepaid expenses and other assets	100	(76)
Accounts payable	(1,077)	(60)
Accrued expenses and other liabilities	608	(283)

Net cash used in operating activities	(7,317)	(6,150)

Investing activities:
Capital expenditures	(386)	(644)

Net cash used in investing activities	(386)	(644)

Financing activities:
Payments from associated companies, net	7,704	6,794

Net cash provided by financing activities	7,704	6,794

Increase in cash	1	—
Cash at beginning of period	12	12

Cash at end of period	$13	$12

See accompanying notes.

Laureate Pharma L.P.

Notes to unaudited financial statements

1. Organization and Basis of Presentation

Laureate Pharma L.P. (the “Partnership”) is a Delaware limited partnership that performs contract manufacturing services to support the development and commercialization of pharmaceutical products for pharmaceutical and biopharmaceutical companies. The Partnership is the successor to Bard Biopharma L.P. as of March 23, 2002. Laureate Pharma Inc. is the general partner of the Partnership. The limited partner is BR Holdings Associates L.P., a Delaware limited partnership.

Reference is made to the audited financial statements of the Partnership as of and for the years ended December 31, 2002 and 2003 for a description of Significant Accounting Policies; Debt; and Pensions, Postretirements and Defined Contribution Benefit Plans. Selected unaudited footnotes as of and for the nine months ended September 30, 2004 follow.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires the Partnership’s management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Inventories – Laboratory Supplies

Inventories are stated at the lower of cost or market, computed using the first-in, first-out (FIFO) method.

Machinery and Equipment

Machinery and equipment are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives of the related assets, as follows:

Machinery and equipment	10 years
Furniture and fixtures	10 years
Computer software and equipment	5 years
Leasehold improvements	14 to 20 years

Leasehold improvements are depreciated over the lesser of the assets’ useful lives or the term of the lease.

2. Significant Accounting Policies (continued)

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Partnership evaluates the carrying value of its long-lived assets in relation to the estimated undiscounted cash flows of the underlying businesses if impairment indicators are present. If the undiscounted expected cash flow is less than the carrying amount, an impairment loss is recognized to reduce the carrying amount to fair value.

Bank Overdrafts

The Partnership classifies all bank overdrafts as accounts payable. Included in accounts payable at September 30, 2004 were bank overdrafts of $9,000.

Revenue Recognition

Service based revenue is recognized as work is performed or completed, and payment is assured, in accordance with individual customer contracts. Billings in excess of revenue are recorded as deferred income until earned.

Income Taxes

The Partnership is not subject to any federal or state income taxes, nor is it entitled to any financial statement tax benefits resulting from operating losses. Income taxes, which may be payable by the partners based upon their share of taxable income, have not been reflected in the accompanying financial statements.

Business Concentrations

For the nine months ended September 30, 2004, three customers accounted for approximately 90% of accounts receivable-trade and 70% of service revenues.

Credit is extended to customers based on an evaluation of their financial condition to reduce the risk of loss, and collateral is not generally required. The Partnership maintains allowances for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Past due status of accounts receivable is determined primarily based upon contractual terms and uncollectable trade accounts receivable are written-off once it is deemed that the accounts will not be collected.

Fair Values of Financial Instruments

The Partnership’s financial instruments include cash, accounts receivable and accounts payable. All of these financial instruments are accounted for on an historical cost basis, which, due to the nature of these instruments, approximates fair value at the balance sheet dates.

3. Machinery and Equipment

September 30,
2004

(In thousands)
Machinery and equipment	$15,731
Computer software and equipment	1,030
Leasehold improvements	15,795
Furniture and fixtures	839
Construction in progress	20

33,415
Accumulated depreciation	(18,924)

$14,491

As of September 30, 2004, the Partnership had commitments for capital expenditures aggregating approximately $0.1 million.

4. Accrued Expenses and Other Liabilities

Accrued Expenses and Other Liabilities consists of the following:

September 30,
2004

(In thousands)
Payroll related accruals	$461
Sales and use taxes	8
Other	377

$846

5. Related Party Transactions

During 2004, an associated company, provided various administrative and corporate related services at no cost to the Partnership. The associated company also provided cash flow for operating purposes such as operating expense and payroll. During the first nine months of 2004, an associated company provided the Partnership $7.7 million in cash flow. Amounts advanced by the associated company to the Partnership and / or amounts paid by them and rebilled are included in the due to associated companies liability balance and such advances and amounts due are non-interest bearing.

The Partnership did not perform consulting services for the associated company from January 1 – September 30, 2004.

During 2001, the Partnership entered into a 24 year operating lease, which expires on June 2025, with an associated company, for an annual rent of $150,000.

The Partnership and certain other associated companies have guaranteed an associated company’s obligations under a 20-year operating lease with an associated company for an annual rent of $10.8 million.

The Partnership utilizes unionized hourly-paid employees of an associated company, in connection with its manufacturing operations, including production, maintenance, shipping and receiving. The Partnership paid the associated company $1,028,000 for these services in the period January 1 – September 30, 2004.

6. Commitments and Contingencies

Aggregate future lease payments (including lease payments to related parties discussed above) under non-cancelable operating leases with initial or remaining terms of more than one year at September 30, 2004 are as follows:

(In thousands)
2004	$288
2005	1,153
2006	1,153
2007	1,153
2008	1,153
Thereafter	2,976

$7,876

7. Subsequent Event

On October 20, 2004, Laureate Pharma L.P. entered into an Asset Purchase Agreement with Safeguard Scientifics, Inc., Biopharma Acquisition Company, Inc. (now known as Laureate Pharma, Inc.) and Purdue Pharma L.P. to sell substantially all the assets comprising the business.

SAFEGUARD SCIENTIFICS, INC.
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(UNAUDITED)

     On December 3, 2004, Laureate Pharma, Inc. (“Laureate Pharma”), a Delaware corporation and an indirect, wholly owned subsidiary of Safeguard Scientifics, Inc. (“Safeguard” or the “Registrant”), completed the previously announced acquisition (the “Acquisition”) of substantially all of the assets comprising the business of IKUWA Holdings L.P. (formerly known as Laureate Pharma L.P.) (the “Seller”) in accordance with the terms and conditions of the Asset Purchase Agreement dated as of October 20, 2004, by and among the Registrant, Biopharma Acquisition Company, Inc., (now known as Laureate Pharma, Inc.), the Seller, and Purdue Pharma L.P. (the “Asset Purchase Agreement”), as amended. Neither the Seller nor Purdue Pharma L.P. is affiliated with the Registrant. The purchase price for the assets consisted of approximately $29.5 million in cash and the assumption of certain specified liabilities of Seller.

     The unaudited pro forma combined financial statements have been prepared from and should be read in conjunction with the financial statements and notes thereto for the Seller for the year ended December 31, 2003 and for the nine months ended September 30, 2004, included in this Current Report on Form 8-K/A, the consolidated financial statements and notes thereto of the Registrant as of and for the year ended December 31, 2003 which are included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 and the consolidated financial statements and notes thereto of the Registrant as of and for the nine months ended September 30, 2004, which are included in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

     The pro forma condensed combined balance sheet assumes that the Acquisition took place on September 30, 2004 and combines the Registrant’s unaudited consolidated balance sheet at September 30, 2004 and the Seller’s unaudited balance sheet at September 30, 2004.

     The unaudited pro forma condensed combined statements of operations assume the Acquisition took place as of the beginning of the periods presented. The condensed combined statement of operations for the nine months ended September 30, 2004 combines the Registrant’s unaudited consolidated statement of operations for the nine months ended September 30, 2004 and the Seller’s unaudited statement of operations and partners (deficit) capital for the nine months ended September 30, 2004. The condensed combined statement of operations for the year ended December 31, 2003, combines the Registrant’s audited consolidated statement of operations for the year ended December 31, 2003 and the Seller’s audited statement of operations for the year ended December 31, 2003.

     The pro forma financial information is presented for illustrative purposes only. The pro forma combined financial information is based upon the operating results and financial condition of the Seller during the period when the business acquired was not under the control, influence or management of Safeguard. As a result, the information presented may not be indicative of the financial position or results of operations of the Registrant after the Acquisition, or of the financial position or results of operation of the Registrant that would have actually occurred had the Acquisition been effected as of the dates described above. Pro forma adjustments that give effect to actions taken by management or other efficiencies expected to be realized after the Acquisition are not reflected in the pro forma combined financial information. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. A final determination of fair values relating to the Acquisition may differ materially from the preliminary estimates and will include the final valuation of the fair values of assets acquired and liabilities assumed. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the pro forma condensed combined financial information. These adjustments are more fully described in the notes to the unaudited pro forma combined financial information.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2004
(In thousands)
(Unaudited)

	Historical
			Pro Forma		Pro Forma
	Registrant	Laureate Pharma	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents, restricted cash and short-term investments	$165,741	$13	$(13	) (a)	$140,083
			(24,500	) (b)
			(1,158	) (b)
Accounts receivable, net	30,867	4,554	—		35,421
Inventories	—	432	—		432
Prepaid expenses and other current assets	7,468	21	—		7,489
Current assets of discontinued operations	297,866	—	—		297,866

Total current assets	501,942	5,020	(25,671)		481,291

Property and equipment, net	17,521	14,491	9,992	(b)	42,004
Available-for-sale securities	6,471	—	—		6,471
Ownership interests in and advances to companies	35,537	—	—		35,537
Intangible assets, net	7,856	—	2,130	(b)	9,986
Goodwill	91,819	—	—		91,819
Note receivable – related party	6,981	—	—		6,981
Other	12,548	48	(48	) (a)	12,548
Non-current assets of discontinued operations	87,256	—	—		87,256

Total Assets	$767,931	$19,559	(13,597)		$773,893

Liabilities and Shareholders’ Equity
Current liabilities:
Convertible subordinated notes	$54,763	$—	$—		$54,763
Current maturities of other long-term debt	4,221	31,694	(31,694	) (a)	5,221
			1,000	(b)
Other current liabilities	43,492	1,807	(845	) (a)	44,454
Current liabilities of discontinued operations	138,439	—	—		138,439

Total current liabilities	240,915	33,501	(31,539)		242,877

Long-term debt	12,127		4,000	(b)	16,127

Minority interest	21,247	—	—		21,247
Other long-term liabilities	12,651	154	(154	) (a)	12,651
Convertible subordinated debentures	150,000	—	—		150,000
Non-current liabilities of discontinued operations	120,771	—	—		120,771
Shareholders’ equity	210,220	(14,096)	14,096	(a)	210,220

	$767,931	$19,559	$(13,597)		$773,893

See notes to unaudited pro forma combined financial information.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months ended September 30, 2004
(In thousands)
(Unaudited)

	Historical
			Pro Forma		Pro Forma
	Registrant	Laureate Pharma	Adjustments		Combined
Revenue:
Product	$5,776	$—	$—		$5,776
Service	108,073	8,136	—		116,209

Total revenue	113,849	8,136	—		121,985

Operating Expenses:
Cost of sales-product	2,070	—	—		2,070
Cost of sales-service	72,798	11,614	900	(c)	85,312
Operating expenses	83,602	2,821	185	(c)	86,608

Total operating expenses	158,470	14,435	1,085		173,990

Operating loss	(44,621)	(6,299)	(1,085)		(52,005)

Other income, net	39,556	—	—		39,556
Interest income	1,556	—	—		1,556
Interest and financing expense	(7,886)	—	(138	) (d)	(8,024)

Loss from continuing operations before income taxes, minority interest and equity loss	(11,395)	(6,299)	(1,223)		(18,917)

Income tax expense	(57)	—	—		(57)
Minority interest	5,885	—	—		5,885
Equity loss	(9,073)	—	—		(9,073)

Net Loss from Continuing Operations	$(14,640)	$(6,299)	(1,223)		$(22,162)

Net Loss Per Share from Continuing Operations:
Basic	$(0.12)				$(0.19)
Diluted	$(0.12)				$(0.19)

Weighted Average Shares Outstanding:
Basic	119,464				119,464
Diluted	119,464				119,464

See notes to unaudited pro forma combined financial information.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2003
(In thousands)
(Unaudited)

	Historical
			Pro Forma		Pro Forma
	Registrant	Laureate Pharma	Adjustments		Combined
Revenue:
Product	$17,822	$—	$—		$17,822
Service	149,616	7,446	—		157,062

Total revenue	167,438	7,446	—		174,884

Operating Expenses:
Cost of sales-product	6,879	—	—		6,879
Cost of sales-service	93,278	14,552	1,040	(c)	108,870
Operating expenses	120,311	2,898	325	(c)	123,534

Impairment	15,968	8,095	—		24,063

Total operating expenses	236,436	25,545	1,365		263,346

Operating loss	(68,998)	(18,099)	(1,365)		(88,462)
Other income, net	48,930	—	—		48,930
Impairment – related party	(659)	—	—		(659)
Interest Income	2,197	—	—		2,197
Interest and financing expense	(12,173)	—	(172	) (d)	(12,345)

Loss from continuing operations before income taxes, minority interest and equity loss	(30,703)	(18,099)	(1,537)		(50,339)

Income tax expense	(209)	—	—		(209)
Minority interest	6,754	—	—		6,754
Equity loss	(17,179)	—	—		(17,179)

Net Loss from Continuing Operations	$(41,337)	$(18,099)	$(1,537)		$(60,973)

Net Loss Per Share from Continuing Operations:
Basic	$(0.35)				$(0.51)
Diluted	$(0.35)				$(0.51)

Weighted Average Shares Outstanding:
Basic	118,486				118,486
Diluted	118,486				118,486

     See notes to unaudited pro forma combined financial information.

SAFEGUARD SCIENTIFICS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following adjustments give pro forma effect to the transaction:

(a)	Reflects the elimination of the Seller’s historical net deficit as well as the elimination of assets not acquired and liabilities not assumed by the Registrant as part of the acquisition. The Registrant purchased selected accounts receivable, inventory, property and equipment, and other assets, and assumed certain liabilities from the Seller. The purchase price was approximately $29.5 million in cash and the Registrant incurred approximately $1.2 million in transaction costs.

(b)	Reflects the use of $24.5 million of the Registrant’s available cash and borrowings made by Laureate Pharma, Inc. under a Term Loan of $5 million to finance the approximate $29.5 million purchase price and to reflect the preliminary purchase price allocation. The Term Loan has a maturity date of December 1, 2009. A total of $1.0 million has been allocated to Current maturities of other long-term debt and $4.0 million to Long-term debt on the pro forma combined balance sheet as of September 30, 2004 based on the scheduled repayment dates of the term debt. Concurrent with the closing of this transaction, the Registrant funded $1 million of working capital to Laureate Pharma, Inc. The estimated purchase price allocation is as follows:

Purchase price		$29,500
Transaction costs		1,158

Total		$30,658

Estimated fair value of assets and liabilities acquired:
Receivables	$4,554
Inventories	432
Other current assets	21
Property and equipment	24,483
Intangibles	2,130
Accrued liabilities	(962)

Total	$30,658

Intangible assets consist of tradenames ($1.7 million), which have an indefinite life, and customer relationships ($0.4 million), which have an estimated useful life of two years. The Company has not finalized the allocation of the purchase price for the acquisition. Therefore, the preliminary allocation of the purchase price may be adjusted upon completion of the valuation of assets acquired and liabilities assumed.

(c)	Reflects amortization expense of $0.2 million for the nine months ended September 30, 2004 and year ended December 31, 2003, respectively, related to intangible assets with a definite life of two years acquired by the Registrant as part of the acquisition. This also reflects $0.9 million and $1.2 million of additional depreciation related to the step up in basis of acquired property and equipment for the nine months ended September 30, 2004 and year ended December 31, 2003, respectively. The fixed assets will be depreciated over their weighted average useful lives ranging from 0.5 years to 14 years.

(d)	The increase in interest and financing expense relates to $5 million of term debt incurred by Laureate Pharma, Inc. to finance a portion of the purchase price of the acquisition. The interest rate on the term debt is assumed to be the prime rate less 0.50% for the periods presented (as adjusted for changes in the prime rate during such periods).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Date: January 11, 2005	By:	CHRISTOPHER J. DAVIS
Christopher J. Davis Executive Vice President and Chief Administrative and Financial Officer

Exhibits Index

23.1 Consent of Ernst & Young LLP (filed herewith).